EXHIBIT 5
                                                                      ---------



                           THIRD AMENDED AND RESTATED


                            INVESTOR RIGHTS AGREEMENT


                           PSYCHIATRIC SOLUTIONS, INC.


                                 JANUARY 6, 2003



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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.     GENERAL.........................................................2
   1.1         DEFINITIONS.....................................................2

SECTION 2.     REGISTRATION....................................................4
   2.1         LEGEND REMOVAL..................................................4
   2.2         DEMAND REGISTRATION.............................................4
   2.3         PIGGYBACK REGISTRATIONS.........................................5
   2.4         FORM S-3 REGISTRATION...........................................6
   2.5         EXPENSES OF REGISTRATION........................................8
   2.6         OBLIGATIONS OF THE COMPANY......................................8
   2.7         RESERVED.......................................................10
   2.8         DELAY OF REGISTRATION; FURNISHING INFORMATION..................10
   2.9         INDEMNIFICATION................................................11
   2.10        ASSIGNMENT OF REGISTRATION RIGHTS..............................13
   2.11        AMENDMENT OF REGISTRATION RIGHTS...............................13
   2.12        LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS...................14
   2.13        "MARKET STAND-OFF" AGREEMENT...................................14
   2.14        RULE 144 REPORTING.............................................14

SECTION 3.     RESERVED.......................................................15

SECTION 4.     RIGHTS OF FIRST REFUSAL........................................15
   4.1         SUBSEQUENT OFFERINGS...........................................15
   4.2         EXERCISE OF RIGHTS.............................................15
   4.3         ISSUANCE OF EQUITY SECURITIES..................................15
   4.4         RESERVED.......................................................16
   4.5         TRANSFER OF RIGHTS OF FIRST REFUSAL............................16
   4.6         EXCLUDED SECURITIES............................................16

SECTION 5.     RESERVED.......................................................16

SECTION 6.     MISCELLANEOUS..................................................17
   6.1         GOVERNING LAW..................................................17
   6.2         SURVIVAL.......................................................17
   6.3         SUCCESSORS AND ASSIGNS.........................................17
   6.4         SEVERABILITY...................................................17
   6.5         AMENDMENT AND WAIVER...........................................17
   6.6         DELAYS OR OMISSIONS............................................17
   6.7         NOTICES........................................................18
   6.8         ATTORNEYS' FEES................................................18
   6.9         ENTIRE AGREEMENT...............................................18
   6.10        TITLES AND SUBTITLES...........................................18
   6.11        COUNTERPARTS...................................................18
   6.12        LOCK-UP PROVISIONS.............................................18


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                          PSYCHIATRIC SOLUTIONS, INC.

                           THIRD AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

         THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 6th day of January, 2003 by and among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation formerly known as PMR Corporation (the "COMPANY"), THE 1818 MEZZANINE FUND II, L.P. ("1818 FUND") and CAPITALSOURCE HOLDINGS LLC ("CAPITALSOURCE") (1818 Fund and CapitalSource may be referred to collectively as the "INVESTORS" and each individually an "INVESTOR").

                                    RECITALS

         WHEREAS, Psychiatric Solutions Hospitals, Inc. (f/k/a Psychiatric Solutions, Inc.) ("OLD PSI"), the Investors and other parties thereto are parties to that certain Second Amended and Restated Investor Rights Agreement, dated as of June 28, 2002 (as amended through the date hereof, the "PRIOR RIGHTS AGREEMENT") pursuant to which Old PSI granted, among other things, certain registration, information and first refusal rights to the parties;

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the "MERGER") between the Company, Old PSI and PMR Acquisition Corporation dated August 5, 2002, Old PSI became a direct wholly owned subsidiary of the Company;

         WHEREAS, following the Merger, the parties determined it was appropriate for the Company to replace Old PSI as a party to this Agreement;

         WHEREAS, the Company and the Investors have agreed to amend the Prior Rights Agreement to remove the restrictions on transfer contained in Section 2.1;

         WHEREAS, the Company and the Investors acknowledge that all of the rights and obligations of all of the parties to the Prior Rights Agreement (other than the Company, Old PSI and the Investors) contained in the Prior Rights Agreement have expired or been terminated; parties signing this Agreement other than the Company, Old PSI and the Investors are signing this Agreement solely in their capacity as "Investors" under the Prior Rights Agreement to provide their consent to the amendment of the Prior Rights Agreement; and

         WHEREAS, the Company, 1818 Fund, and CapitalSource desire to amend and restate the Prior Rights Agreement according to the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration the adequacy of sufficiency of which are hereby acknowledged, the Company and each of the Investors mutually agree as follows:


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SECTION 1.        GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "1818 FUND SECURITYHOLDERS" means 1818 Fund and any other owner of warrants issued pursuant to the 1818 Fund Purchase Agreement or shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the "SERIES A CONVERTIBLE PREFERRED STOCK") issued to 1818 Fund (or its permitted assigns) pursuant to the Pipe Stock Purchase Agreement or shares of Common Stock issued or issuable upon exercise of such warrants or upon conversion of such shares of Series A Convertible Preferred Stock, and their respective successors and assigns.

         "1818 FUND PURCHASE AGREEMENT" means that certain Securities Purchase Agreement between Old PSI and 1818 Fund dated as of June 28, 2002, as amended.

         "CREDIT FACILITY" means the Revolving Credit and Term Loan Agreement, dated as of November 30, 2001, by and among the Company, such other borrowers signatory thereto and CapitalSource, as amended.

         "COMMON STOCK" means the shares, par value $0.01 per share, of common stock of the Company, and each other class of capital stock of the Company into which such stock is reclassified or reconstituted.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means (i) any person owning of record Shares or Registrable Securities that have not been sold to the public or (ii) any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "PIPE REGISTRABLE SECURITIES" means "Registrable Securities" as defined in the Pipe Registration Rights Agreement.

         "PIPE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of January 6, 2003 by and among the Company and the purchasers named therein.

         "PIPE STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of January 6, 2003 by and among the Company, 1818 Fund and the other purchasers named therein.


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         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock issued or issuable upon exercise of the warrants issued to CapitalSource pursuant to the Credit Facility; (ii) Common Stock issued upon exercise of any warrants issued pursuant to the 1818 Fund Purchase Agreement; (iii) Common Stock issued or issuable upon conversion of the Shares and any other shares of Common Stock acquired by the Holder; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or in connection with a recapitalization, merger, consolidation or other reorganization or otherwise of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a person to the public either pursuant to a registration statement or Rule 144 (unless the purchaser thereof receives "restricted securities" as defined in Rule 144) or (y) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned; provided, that clause (y) shall not apply with respect to any transfer of shares of Common Stock described in clause (ii) of the preceding sentence or pursuant to clause (iii) of the preceding sentence (with respect to Common Stock issued upon conversion of the Series A Convertible Preferred Stock) or pursuant to clause (iv) of the preceding sentence to the extent related to the shares of Common Stock described in clause (ii) or clause (iii).

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares of Common Stock that are Registrable Securities and are (1) then issued and outstanding or (2) issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of "cold comfort letters") and the reasonable fees and disbursements of underwriters (other than Selling Expenses), reasonable fees and disbursements of a single special counsel for the Holders not to exceed $20,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean (i) the warrants issued to CapitalSource pursuant to Credit Facility, (ii) any warrants issued pursuant to the 1818 Fund Purchase Agreement, (iii) the Series A Convertible Preferred Stock issued to 1818 Fund (or its permitted assigns) pursuant to the Pipe Stock Purchase Agreement and
(iv) any shares of Common Stock issued or issuable upon


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conversion or exercise of any of the foregoing, and any other shares of Common
Stock owned by a Holder, whether now owned or hereafter acquired.

SECTION 2.        REGISTRATION.

         2.1 LEGEND REMOVAL. The Company agrees to take all necessary actions (including causing its transfer agent to take such necessary actions) to arrange for the prompt issuance to each Investor (or any "Investor" under the Prior Rights Agreement) of a replacement stock certificate not bearing any restrictive legend relating to the restrictions on transfer contained in Section
2.1 of the Prior Rights Agreement upon presentment of any certificate representing Shares hereunder or any "Shares" (as such term is defined under the Prior Rights Agreement) that is imprinted with such a legend.

         2.2      DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if after the date hereof, the Company shall receive a written request from 1818 Fund, acting on behalf of one or more 1818 Fund Securityholders holding Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of (i) at least twenty percent (20%) of the then outstanding Registrable Securities held by the 1818 Fund Securityholders or (ii) Registrable Securities having an aggregate offering price to the public in excess of $5,000,000, then the Company shall (x) within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and (y) subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, but not later than sixty (60) days, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, provided that no Registrable Securities (other than those held by 1818 Fund Securityholders) shall be included in any such registration.

                  (b) If 1818 Fund intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by 1818 Fund and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by 1818 Fund (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including 1818 Fund); provided that, in no event, shall any Registrable Securities (other than those held by 1818 Fund Securityholders) be


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included in any registration pursuant to Section 2.2(a). Any Registrable
Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i) after the Company has effected two (2)
registrations pursuant to Section 2.2(a) for 1818 Fund, on behalf of the 1818 Fund Securityholders, and in each case such registrations have been declared or ordered effective; provided, however, that a registration requested pursuant to this Section 2.2 shall not be deemed to have been effected: (A) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (y) 180 days after the effective date of such registration statement; (B) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders of Registrable Securities participating in such registration and has not thereafter become effective; or (C) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holders of Registrable Securities participating in such registration;

                           (ii) during the period starting with the date of
filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                           (iii) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of 1818 Fund; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations, acquisitions or other transactions under Rule 145 of the Securities Act and any registration pursuant to Section 2.2(a)) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after receipt of the


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above-described notice from the Company, so notify the Company in writing, and the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities which such Holder requests. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a)      UNDERWRITING.

                           (i) If the registration statement under which the
Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                           (ii) Notwithstanding any other provision of the
Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. Except as may be required pursuant to the remainder of this subsection (ii), no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event shall the amount of securities of the selling Holders included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the first sentence of this subsection (ii). In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Company shall give prompt written notice of its determination to terminate or withdraw any such registration to each Holder of Registrable Securities participating in such registration. The Registration Expenses of such terminated or withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a


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registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b)      as soon as practicable, but not later than forty-five
(45) days, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders;

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                           (iii) if the Company shall furnish to the Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (iv) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders, but not later than forty-five (45) days, and shall keep such Form S-3 registration statement effective and updated from the date such Form S-3 registration statement is declared effective until such time as the Registrable Securities included in such registration statement cease to be Registrable Securities.

                  (d) If the Holder or Holders of Registrable Securities requesting registration pursuant to this Section 2.4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a). In such event, the right of any Holder to include its


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Registrable Securities in such registration shall be conditioned upon such
Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder and the Holder, or a majority in interest of the Holders, of Registrable Securities requesting registration pursuant to this Section 2.4) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holder, or a majority in interest of the Holders, of Registrable Securities requesting registration pursuant to this Section 2.4 (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Holder or Holders of Registrable Securities requesting registration pursuant to this Section 2.4) and second, to any stockholder of the Company (other than a Holder) on a pro rata basis. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (e)      No registration requested pursuant to this Section
2.4 shall be deemed a "demand registration" pursuant to Section 2.2.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities (including Registrable Securities) so registered on a pro rata basis based on the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the 1818 Fund (in the case of Section 2.2) or the Holder or Holders of Registrable Securities requesting registration pursuant to
Section 2.4 (in the case of Section 2.4) unless the withdrawal is based upon material adverse information concerning the Company of which the 1818 Fund (in the case of Section 2.2) or the Holder or Holders of Registrable Securities requesting registration pursuant to Section 2.4 (in the case of Section 2.4) were not aware at the time of such request. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering, then the Holders shall not forfeit their rights pursuant to Section 2.2 or
Section 2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities


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registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of the registration statement (and each amendment and supplement thereto) and the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use all reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, and do any and all other acts and things that may be necessary or desirable to enable the Holders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided that the Holders shall not be obligated to enter into any such underwriting agreement if the indemnification provisions thereof are more burdensome on such Holder than those contained herein or if they are being asked to make representations and warranties about the Company of any kind whatsoever except representations and warranties with respect to the identity of such Holder, such Holder's intended method of distribution, such Holder's good title to the Registrable Securities being sold, the absence of any encumbrances with respect to the Registrable Securities being sold, such Holder's authority to sell such Registrable Securities, or any other representations required by applicable law.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities


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becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

                  (h) As of the effective date of any registration statement relating thereto, list all Registrable Securities covered by such registration statement on each securities exchange on which similar securities issued by the Company are then listed, and if not so listed, so long as the Company meets the applicable listing standards, to be listed on the New York Stock Exchange or the Nasdaq National Market.

                  (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each registration statement from and after a date not later than the effective date of such registration.

                  (j) Keep the Holders advised in writing as to the initiation and progress of any registration under this Agreement, allow such Holders and their counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, and include in such registration statement such information as such Holders may reasonable request.

                  (k) Cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities.

                  (l) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus.

         2.7      RESERVED.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities; PROVIDED, that any such information shall be given or made by a selling Holder without representation or warranty of any kind whatsoever except representations with respect to the identity of such Holder, such Holder's

Registrable Securities and such Holder's intended method of distribution or any other representations required by applicable law.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, agents, affiliates, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with a claim for indemnity hereunder) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, agent, affiliate, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall the liability of any Holder hereunder and any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 2.9 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.

                  (d)      If the indemnification provided for in this Section
2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder; provided, further, that each Holder's obligations to contribute as provided in this Section 2.9(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint.

                  (e)      The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2: (A) may be transferred or assigned by a Holder (other than 1818 Fund Securityholder who is a Holder) to a transferee or assignee of Registrable Securities which (i) is, with respect to a Holder, a stockholder, subsidiary, parent, general partner, limited partner, retired partner, member or former member or a liquidating trust for the benefit of any such entity, or (ii) is a Holder's family member or trust for the benefit of an individual Holder; and (B) shall be deemed to be transferred automatically with any Registrable Security that is transferred by an 1818 Fund Securityholder who is a Holder; PROVIDED, HOWEVER, that, in the case of clauses (A) and (B), (x) the transferor shall, upon such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (y) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.11     AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and 1818 Fund. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of 1818 Fund, enter into any agreement with any holder or prospective holder of any securities of the company that would grant such holder registration rights senior to or inconsistent with those granted to the Holders hereunder.

         2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, PROVIDED that:

                  (a) such agreement shall apply only to the Company's Initial Offering; and

                  (b) all officers and directors of the Company and all employees of the Company who are holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. The Company shall use its best efforts to obtain agreements not to sell from all future holders of in excess of one percent (1%) of the Company's voting securities which are not less favorable to the Company that the foregoing.

         2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.        RESERVED.

SECTION 4.        RIGHTS OF FIRST REFUSAL

         4.1 SUBSEQUENT OFFERINGS. Until the earlier of (x) June 28, 2007 and (y) the date 1818 Fund owns less than 50% of any shares of Common Stock issued to 1818 Fund pursuant to the 1818 Fund Purchase Agreement (assuming exercise of any warrants issued to 1818 Fund), each 1818 Fund Securityholder shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each 1818 Fund Securityholder's pro rata share is equal to a percentage determined by dividing (x) the number of shares of Common Stock (treating all Shares as if converted or exercised into Common Stock) which each 1818 Fund Securityholder is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (y) the total number of shares of outstanding Common Stock (treating all Shares as if converted or exercised into Common Stock) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any equity security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each 1818 Fund Securityholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each 1818 Fund Securityholder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any 1818 Fund Securityholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3      ISSUANCE OF EQUITY SECURITIES.

                  (a) If not all of the 1818 Fund Securityholders elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the 1818 Fund Securityholders who do so elect and shall offer such 1818 Fund Securityholders the right to acquire such unsubscribed shares. The 1818 Fund Securityholders shall have fifteen (15) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the 1818 Fund Securityholders exercise in full the rights of first refusal, the closing of the purchase of the Equity Securities subscribed for by the 1818 Fund Securityholders under this Section 4 shall be held at the executive office of the Company on the 30th day after the giving of the notice pursuant to Section
4.2 or Section 4.3, as the case may be, or at such other time and place the parties to the transaction may agree. If the 1818 Fund

Securityholders fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the 1818 Fund Securityholders' rights were not exercised, at a price per share no less than ninety five percent (95%) of the price per share specified in the notice delivered pursuant to Section 4.2 and upon other general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the 1818 Fund Securityholders pursuant to
Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the 1818 Fund Securityholders in the manner provided above.

                  (b) At the closing of the purchase of the Equity Securities subscribed for by the 1818 Fund Securityholders under this Section 4, the Company shall deliver certificates representing the Equity Securities, and such Equity Securities shall be issued free and clear of all liens and encumbrances (other than those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant (in addition to other customary representations and warranties) that such Equity Securities shall be, upon issuance thereof to the 1818 Fund Securityholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each 1818 Fund Securityholder purchasing Equity Securities shall deliver at the closing payment in full in immediately available funds for the Equity Securities purchased by him or it. At such closing all of the parties to the transaction shall execute such additional documents as are customary for transactions of this type.

          4.4     RESERVED.

          4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of any 1818 Fund Securityholder under this Section 4 may be transferred or assigned by any 1818 Fund Securityholder to any transferee or assignee of Shares.

          4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, including at least one member of the Board of Directors designated by the Investors;

                  (b) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (c) warrants issued pursuant to the 1818 Fund Purchase Agreement; and

                  (d) shares of Common Stock issued or issuable upon (i) conversion of any shares of Series A Convertible Preferred Stock issued pursuant to the Pipe Stock Purchase Agreement, or (ii) exercise of any warrants issued pursuant to the 1818 Fund Purchase Agreement.

SECTION 5.        RESERVED.

SECTION 6.        MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Shares or Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares or Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.5 AMENDMENT AND WAIVER. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and 1818 Fund.

                  (a) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of 1818 Fund.

                  (b) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company and 1818 Fund to include additional purchasers of Shares as "INVESTORS," "HOLDERS" and parties hereto.

         6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         6.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.9 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Prior Rights Agreement.

         6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12     LOCK-UP PROVISIONS.

         Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall be deemed in any way to supercede any of the provisions contained in Section 4(1) of the Pipe Stock Purchase Agreement with respect to the Series A Preferred Stock.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.



COMPANY:                                    INVESTORS:

PSYCHIATRIC SOLUTIONS, INC.                 CAPITALSOURCE HOLDINGS LLC



By: /s/ Joey A. Jacobs
   -----------------------------
      Joey A. Jacobs                        By:
Its:  President                                ---------------------------------
                                            Title:



OLD PSI:

PSYCHIATRIC SOLUTIONS
HOSPITALS, INC.



By: /s/ Joey A. Jacobs
   -----------------------------
      Joey A. Jacobs
Its:  President



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.


                                            INVESTORS:


                                            /s/ Joey A. Jacobs
                                            ------------------------------------
                                            Joey A. Jacobs



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.


                                            INVESTORS:

                                            CLAYTON ASSOCIATES, LLC


                                            By:
                                               ---------------------------------
                                            Title:



[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.


                                            INVESTORS:

                                            THE 1818 MEZZANINE FUND II, L.P.
                                            BY:  BROWN BROTHERS HARRIMAN & CO.,
                                                   ITS GENERAL PARTNER


                                            By: /s/ Joseph P. Donlan
                                                --------------------------------
                                            Name: Joseph P. Donlan
                                            Title: Managing Partner



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           F.C.A. VENTURE PARTNERS II, L.P.
                                           BY: CLAYTON DC VENTURE CAPITAL GROUP,
                                                LLC, GENERAL PARTNER


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:


                                           F.C.A. VENTURE PARTNERS I, L.P.
                                           BY:  DC INVESTMENTS LLC,
                                                   GENERAL PARTNER


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           OAK INVESTMENT PARTNERS VII,
                                           LIMITED PARTNERSHIP


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           OAK VII AFFILIATES FUND,
                                           LIMITED PARTNERSHIP


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           SOUTH PARK VENTURE PARTNERS, L.P.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           SOUTH POINTE VENTURE PARTNERS, L.P.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           ACACIA VENTURE PARTNERS, L.P.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

                                           INVESTORS:

                                           CGJR HEALTH CARE SERVICES,
                                              PRIVATE EQUITIES, L.P.
                                           CGJR II, L.P.
                                           CGJR/MF III, L.P.
                                           BY: CGJR CAPITAL  MANAGEMENT,  INC.
                                                   AS GENERAL  PARTNER OF
                                                   ALL 3 OF THE ENTITIES ABOVE


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



    [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]